Exhibit 24.1




Puradyn Filter Technologies, Incorporated
3020 High Ridge Road, Suite 100
Boynton Beach, FL 33426

                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement of Puradyn Filter Technologies, Incorporated on Form S-8 of our reports, dated March 5, 1999 and February 24, 2000 on the financial statements of the Company, as of December 31, 1998 and 1999 and for the years then ended, respectively, included in the Company's 1998 and 1999 Annual Reports on Form 10-KSB.



                                                    Durland & Company, LLP

Palm Beach, Florida
April 6, 2000